As filed with the Securities and Exchange Commission on October 4, 2007
Registration No. 333-146278

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHS/Community Health Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	8062 (Primary Standard Industrial Classification Code Number)	76-0137985 (I.R.S. employer identification number)

4000 Meridian Boulevard
Franklin, Tennessee 37067
(615) 465-7000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Rachel A. Seifert
CHS/Community Health Systems, Inc.
Senior Vice President, Secretary and General Counsel
4000 Meridian Boulevard
Franklin, Tennessee 37067
(615) 465-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Joshua N. Korff, Esq.
Kirkland & Ellis LLP
Citicorp Center
153 East 53rd Street
New York, New York 10022
(212) 446-4800

Approximate date of commencement of proposed sale to the public:  The exchange will occur as soon as reasonably practicable after the effectiveness of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Proposed Maximum
Title of Each Class of	Aggregate	Amount of
Securities to be Registered(1)	Offering Price(1)	Registration Fee
8 7/8% Senior Notes due 2015	$3,021,331,000	$92,755(3)
Guarantees(2)	N/A	N/A

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act.

(3)	Previously paid.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933, as amended, or until this Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

	State or Other	Primary Standard		Address, Including Zip Code, and
	Jurisdiction of	Industrial		Telephone Number, Including
Exact Name of Registrant as	Incorporation or	Classification Code	I.R.S. Employer	Area Code, of Registrant’s
Specified in its Charter	Organization	Number	Identification No.	Principal Executive Offices

Centre Hospital Corporation	AL	8062	20-4370931	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Cullman Hospital Corporation	AL	8062	63-1157234	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Foley Hospital Corporation	AL	8062	62-1811413	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Fort Payne Hospital Corporation	AL	8062	20-4370870	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Greenville Hospital Corporation	AL	8062	63-1134649	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Forrest City Arkansas Hospital Company, LLC	AR	8062	20-4217095	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Forrest City Clinic Company, LLC	AR	8062	20-5624608	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Forrest City Hospital Corporation	AR	8062	20-4216978	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Phillips Hospital Corporation	AR	8062	75-2976342	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Payson Hospital Corporation	AZ	8062	86-0874009	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Chesterfield/Marlboro, L.P.	DE	8062	59-3303026	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
CHHS Holdings, LLC	DE	8062	20-2189938	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Cleveland Regional Medical Center, L.P.	DE	8062	59-3215798	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Community GP Corp.	DE	8062	62-1648466	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Community Health Investment Corporation	DE	8062	76-0152801	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Community Health Systems, Inc.	DE	8062	13-3893191	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Community LP Corp.	DE	8062	62-1648206	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000

	State or Other	Primary Standard		Address, Including Zip Code, and
	Jurisdiction of	Industrial		Telephone Number, Including
Exact Name of Registrant as	Incorporation or	Classification Code	I.R.S. Employer	Area Code, of Registrant’s
Specified in its Charter	Organization	Number	Identification No.	Principal Executive Offices

Fallbrook Hospital Corporation	DE	8062	91-1918215	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Hallmark Healthcare Corporation	DE	8062	63-0817574	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Hospital of Barstow, Inc.	DE	8062	76-0385534	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Lancaster Hospital Corporation	DE	8062	57-1010381	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
National Healthcare of Cleveland, Inc.	DE	8062	62-1281627	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
National Healthcare of Cullman, Inc.	DE	8062	63-0928788	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
National Healthcare of Decatur, Inc.	DE	8062	63-0928790	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
National Healthcare of Hartselle, Inc.	DE	8062	63-0928787	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
National Healthcare of Leesville, Inc.	DE	8062	95-4066162	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
National Healthcare of Mt. Vernon, Inc.	DE	8062	58-1622971	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
National Healthcare of Newport, Inc.	DE	8062	71-0616802	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
NWI Hospital Holdings, LLC	DE	8062	20-8398145	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Pennsylvania Hospital Company, LLC	DE	8062	06-1694707	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Phoenixville Hospital Company, LLC	DE	8062	20-1055060	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Pottstown Hospital Company, LLC	DE	8062	06-1694708	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Ruston Hospital Corporation	DE	8062	20-8066937	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Ruston Louisiana Hospital Company, LLC	DE	8062	20-8066999	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000

	State or Other	Primary Standard		Address, Including Zip Code, and
	Jurisdiction of	Industrial		Telephone Number, Including
Exact Name of Registrant as	Incorporation or	Classification Code	I.R.S. Employer	Area Code, of Registrant’s
Specified in its Charter	Organization	Number	Identification No.	Principal Executive Offices

Watsonville Hospital Corporation	DE	8062	91-1894113	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Webb Hospital Corporation	DE	8062	20-0167530	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Webb Hospital Holdings, LLC	DE	8062	20-0167590	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Fannin Regional Hospital, Inc.	GA	8062	76-0350464	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Anna Hospital Corporation	IL	8062	36-4431843	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Galesburg Hospital Corporation	IL	8062	37-1485782	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Granite City Hospital Corporation	IL	8062	36-4460625	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Granite City Illinois Hospital Company, LLC	IL	8062	36-4460628	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Marion Hospital Corporation	IL	8062	37-1359605	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Red Bud Hospital Corporation	IL	8062	36-4444121	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Red Bud Illinois Hospital Company, LLC	IL	8062	36-4443919	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Waukegan Hospital Corporation	IL	8062	20-3978400	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Waukegan Illinois Hospital Company, LLC	IL	8062	20-3978521	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Hospital of Fulton, Inc.	KY	8062	61-1218106	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Hospital of Louisa, Inc.	KY	8062	61-1238190	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Jackson Hospital Corporation	KY	8062	61-1285331	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Farmington Hospital Corporation	MO	8062	20-4795037	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000

	State or Other	Primary Standard		Address, Including Zip Code, and
	Jurisdiction of	Industrial		Telephone Number, Including
Exact Name of Registrant as	Incorporation or	Classification Code	I.R.S. Employer	Area Code, of Registrant’s
Specified in its Charter	Organization	Number	Identification No.	Principal Executive Offices

Farmington Missouri Hospital Company, LLC	MO	8062	20-4795132	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Kirksville Hospital Corporation	MO	8062	36-4373298	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Moberly Hospital, Inc.	MO	8062	43-1651906	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Williamston Hospital Corporation	NC	8062	62-1749107	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Salem Hospital Corporation	NJ	8062	22-3838322	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Deming Hospital Corporation	NM	8062	85-0438008	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Roswell Hospital Corporation	NM	8062	74-2870118	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
San Miguel Hospital Corporation	NM	8062	74-2930034	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
CHS Holdings Corp.	NY	8062	13-3936167	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Hallmark Holdings Corp.	NY	8062	13-3936166	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Kay County Hospital Corporation	OK	8062	20-4052833	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Kay County Oklahoma Hospital Company, LLC	OK	8062	20-4052936	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
CHS Berwick Hospital Corporation	PA	8062	23-2975836	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Clinton Hospital Corporation	PA	8062	90-0003715	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Coatesville Hospital Corporation	PA	8062	23-3069798	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Northampton Hospital Corporation	PA	8062	52-2325498	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Sunbury Hospital Corporation	PA	8062	20-3346421	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000

	State or Other	Primary Standard		Address, Including Zip Code, and
	Jurisdiction of	Industrial		Telephone Number, Including
Exact Name of Registrant as	Incorporation or	Classification Code	I.R.S. Employer	Area Code, of Registrant’s
Specified in its Charter	Organization	Number	Identification No.	Principal Executive Offices

West Grove Hospital Corporation	PA	8062	25-1892279	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Brownsville Hospital Corporation	TN	8062	42-1557534	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Cleveland Hospital Corporation	TN	8062	62-1587878	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Dyersburg Hospital Corporation	TN	8062	42-1557536	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Hospital of Morristown, Inc.	TN	8062	62-1528689	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Jackson Hospital Corporation	TN	8062	42-1557525	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Jackson, Tennessee Hospital Company, LLC	TN	8062	42-1557540	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Lakeway Hospital Corporation	TN	8062	62-1564360	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Lexington Hospital Corporation	TN	8062	42-1557533	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Martin Hospital Corporation	TN	8062	42-1557527	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
McKenzie Hospital Corporation	TN	8062	42-1557531	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
McNairy Hospital Corporation	TN	8062	42-1557530	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Shelbyville Hospital Corporation	TN	8062	20-2909388	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Sparta Hospital Corporation	TN	8062	62-1587742	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Big Bend Hospital Corporation	TX	8062	75-2717545	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Big Spring Hospital Corporation	TX	8062	75-2574581	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Granbury Hospital Corporation	TX	8062	75-2682017	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000

	State or Other	Primary Standard		Address, Including Zip Code, and
	Jurisdiction of	Industrial		Telephone Number, Including
Exact Name of Registrant as	Incorporation or	Classification Code	I.R.S. Employer	Area Code, of Registrant’s
Specified in its Charter	Organization	Number	Identification No.	Principal Executive Offices

Jourdanton Hospital Corporation	TX	8062	74-3011840	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
NHCI of Hillsboro, Inc.	TX	8062	74-2425482	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Weatherford Hospital Corporation	TX	8062	20-5694260	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Weatherford Texas Hospital Company, LLC	TX	8062	20-5694301	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Tooele Hospital Corporation	UT	8062	87-0619248	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Emporia Hospital Corporation	VA	8062	54-1924866	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Franklin Hospital Corporation	VA	8062	52-2200240	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Petersburg Hospital Company, LLC	VA	8062	02-0691413	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Russell County Medical Center, Inc.	VA	8062	54-1594711	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Virginia Hospital Company, LLC	VA	8062	02-0691406	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Oak Hill Hospital Corporation	WV	8062	27-0003893	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
Evanston Hospital Corporation	WY	8062	83-0327475	4000 Meridian Blvd. Franklin, TN 37067 615-465-7000
QHG of Enterprise, Inc.	AL	8062	63-1159023	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
QHG of Jacksonville, Inc.	AL	8062	62-1637909	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
QHG of Springdale, Inc.	AR	8062	62-1755664	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Triad-El Dorado, Inc.	AR	8062	62-1628508	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Abilene Hospital, LLC	DE	8062	46-0496920	5800 Tennyson Parkway Plano, TX 75024 214-473-7000

	State or Other	Primary Standard		Address, Including Zip Code, and
	Jurisdiction of	Industrial		Telephone Number, Including
Exact Name of Registrant as	Incorporation or	Classification Code	I.R.S. Employer	Area Code, of Registrant’s
Specified in its Charter	Organization	Number	Identification No.	Principal Executive Offices

Abilene Merger, LLC	DE	8062	46-0496918	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Arizona DH, LLC	DE	8062	91-2065656	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
ARMC, LP	DE	8062	46-0496933	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Birmingham Holdings, LLC	DE	8062	20-3320362	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Bluffton Health System, LLC	DE	8062	62-1792272	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Brownwood Hospital, L.P.	DE	8062	62-1762521	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Brownwood Medical Center, LLC	DE	8062	62-1762523	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Carlsbad Medical Center, LLC	DE	8062	62-1762526	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Claremore Regional Hospital, LLC	DE	8062	62-1757649	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Clarksville Holdings, LLC	DE	8062	20-3320418	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
College Station Hospital, L.P.	DE	8062	62-1762360	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
College Station Medical Center, LLC	DE	8062	62-1762359	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
College Station Merger, LLC	DE	8062	62-1771861	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
CP Hospital GP, LLC	DE	8062	20-3904557	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
CPLP, LLC	DE	8062	20-3904614	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Crestwood Hospital LP, LLC	DE	8062	62-1762369	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Crestwood Hospital, LLC	DE	8062	62-1769644	5800 Tennyson Parkway Plano, TX 75024 214-473-7000

	State or Other	Primary Standard		Address, Including Zip Code, and
	Jurisdiction of	Industrial		Telephone Number, Including
Exact Name of Registrant as	Incorporation or	Classification Code	I.R.S. Employer	Area Code, of Registrant’s
Specified in its Charter	Organization	Number	Identification No.	Principal Executive Offices

CSMC, LLC	DE	8062	62-1762362	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
CSRA Holdings, LLC	DE	8062	20-5111915	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Deaconess Holdings, LLC	DE	8062	47-0890490	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Deaconess Hospital Holdings, LLC	DE	8062	20-2401268	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Desert Hospital Holdings, LLC	DE	8062	20-8111921	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Detar Hospital, LLC	DE	8062	62-1764943	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Dukes Health System, LLC	DE	8062	52-2379885	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Gadsden Regional Medical Center, LLC	DE	8062	63-1102773	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Greenbrier VMC, LLC	DE	8062	75-2887493	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
GRMC Holdings, LLC	DE	8062	20-8112090	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Hobbs Medco, LLC	DE	8062	62-1769641	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Las Cruces Medical Center, LLC	DE	8062	75-2905434	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Lea Regional Hospital, LLC	DE	8062	62-1760149	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Longview Merger, LLC	DE	8062	62-1769639	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
LRH, LLC	DE	8062	62-1762421	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Lutheran Health Network of Indiana, LLC	DE	8062	62-1762363	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Massillon Health System, LLC	DE	8062	34-1840860	5800 Tennyson Parkway Plano, TX 75024 214-473-7000

	State or Other	Primary Standard		Address, Including Zip Code, and
	Jurisdiction of	Industrial		Telephone Number, Including
Exact Name of Registrant as	Incorporation or	Classification Code	I.R.S. Employer	Area Code, of Registrant’s
Specified in its Charter	Organization	Number	Identification No.	Principal Executive Offices

Medical Center of Brownwood, LLC	DE	8062	62-1762425	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
MMC of Nevada, LLC	DE	8062	42-1543617	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Navarro Hospital, L.P.	DE	8062	62-1762428	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Navarro Regional, LLC	DE	8062	62-1762429	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
NRH, LLC	DE	8062	62-1762431	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Oregon Healthcorp, LLC	DE	8062	62-1769632	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Palmer-Wasilla Health System, LLC	DE	8062	62-1762371	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Quorum Health Resources, LLC	DE	8062	62-1742954	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Regional Hospital of Longview, LLC	DE	8062	62-1762464	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Russellville Holdings, LLC	DE	8062	62-1771866	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
SACMC, LLC	DE	8062	62-1762472	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
San Angelo Community Medical Center, LLC	DE	8062	62-1762473	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
San Angelo Hospital, L.P.	DE	8062	62-1762476	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
San Angelo Medical, LLC	DE	8062	62-1769697	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Southern Texas Medical Center, LLC	DE	8062	62-1769737	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
St. Joseph Health System, LLC	DE	8062	51-0382045	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Tennyson Holdings, Inc.	DE	8062	20-3943816	5800 Tennyson Parkway Plano, TX 75024 214-473-7000

	State or Other	Primary Standard		Address, Including Zip Code, and
	Jurisdiction of	Industrial		Telephone Number, Including
Exact Name of Registrant as	Incorporation or	Classification Code	I.R.S. Employer	Area Code, of Registrant’s
Specified in its Charter	Organization	Number	Identification No.	Principal Executive Offices

Triad Holdings III, LLC	DE	8062	75-2821745	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Triad Holdings IV, LLC	DE	8062	62-1766957	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Triad Holdings V, LLC	DE	8062	51-0327978	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Triad Healthcare Corporation	DE	8062	75-2816101	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Triad of Alabama, LLC	DE	8062	62-1762412	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Triad of Oregon, LLC	DE	8062	62-1761990	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Triad-ARMC, LLC	DE	8062	46-0496926	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Triad-Denton Hospital GP, LLC	DE	8062	75-2887764	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Triad-Denton Hospital, L.P.	DE	8062	75-2887765	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Triad-Navarro Regional Hospital Subsidiary, LLC	DE	8062	62-1681610	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
VHC Medical, LLC	DE	8062	62-1769671	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Vicksburg Healthcare, LLC	DE	8062	62-1752111	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Victoria Hospital, LLC	DE	8062	62-1760818	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Victoria of Texas, L.P.	DE	8062	62-1754940	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
WHMC, LLC	DE	8062	62-1762551	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Willamette Valley Medical Center, LLC	DE	8062	62-1762552	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Women & Children’s Hospital, LLC	DE	8062	62-1762556	5800 Tennyson Parkway Plano, TX 75024 214-473-7000

	State or Other	Primary Standard		Address, Including Zip Code, and
	Jurisdiction of	Industrial		Telephone Number, Including
Exact Name of Registrant as	Incorporation or	Classification Code	I.R.S. Employer	Area Code, of Registrant’s
Specified in its Charter	Organization	Number	Identification No.	Principal Executive Offices

Woodland Heights Medical Center, LLC	DE	8062	62-1762558	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Woodward Health System, LLC	DE	8062	62-1762418	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
QHG Georgia Holdings, Inc.	GA	8062	58-2386459	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
QHG Georgia, L.P.	GA	8062	58-2387537	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
Frankfort Health Partner, Inc.	IN	8062	35-2009540	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
IOM Health System, L.P.	IN	8062	35-1963748	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
QHG of Bluffton, Inc.	IN	8062	62-1792274	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
QHG of Clinton County, Inc.	IN	8062	35-2006952	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
QHG of Fort Wayne, Inc.	IN	8062	35-1946949	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
QHG of Warsaw, Inc.	IN	8062	62-1764509	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
QHG of Forrest County, Inc.	MS	8062	62-1704095	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
QHG of Hattiesburg, Inc.	MS	8062	62-1704097	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
River Region Medical Corporation	MS	8062	62-1576702	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
NC-DSH, Inc.	NV	8062	88-0305790	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
QHG of Barberton, Inc.	OH	8062	31-1472381	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
QHG of Massillon, Inc.	OH	8062	31-1472380	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
SouthCrest, L.L.C.	OK	8062	62-1723864	5800 Tennyson Parkway Plano, TX 75024 214-473-7000

	State or Other	Primary Standard		Address, Including Zip Code, and
	Jurisdiction of	Industrial		Telephone Number, Including
Exact Name of Registrant as	Incorporation or	Classification Code	I.R.S. Employer	Area Code, of Registrant’s
Specified in its Charter	Organization	Number	Identification No.	Principal Executive Offices

Triad-South Tulsa Hospital Company, Inc.	OK	8062	62-1678883	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
QHG of South Carolina, Inc.	SC	8062	62-1587267	5800 Tennyson Parkway Plano, TX 75024 214-473-7000
QHG of Spartanburg, Inc.	SC	8062	57-1040117	5800 Tennyson Parkway Plano, TX 75024 214-473-7000

Name, address, including zip code, and telephone number, including area code, of agent for service

Rachel A. Seifert
CHS/Community Health Systems, Inc.
Senior Vice President, Secretary and General Counsel
4000 Meridian Boulevard
Franklin, Tennessee 37067
(615) 465-7000

EXPLANATORY NOTE

The sole purpose of this amendment is to file Exhibits 3.1 through 3.384, 5.1, 12.1, 21, 25.1 and 99.1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules

Exhibit
No.		Description

1.1		Purchase Agreement between the Registrant, Credit Suisse Securities (USA) LLC, Wachovia Capital Markets, LLC and Community Health Systems, Inc., dated on June 27, 2007 (incorporated by reference to Exhibit 1.1 to Community Health System Inc.’s Current Report on Form 8-K filed on July 3, 2007 (No. 001-15925)).
2.1		Agreement and Plan of Merger between FLCH Holdings Corp., FLCH Acquisition Corp. and Community Health Systems, Inc., dated on June 9, 1996 (incorporated by reference to Exhibit 2.1 to Community Health System Inc.’s Registration Statement on Form S-1 (No. 333-31790))
2.2		Agreement and Plan of Merger, dated as of March 19, 2007, by and among Triad Hospitals, Inc., Community Health Systems, Inc. and FWCT-1 Acquisition Corporation (incorporated by reference to Exhibit 2.1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed March 19, 2007 (No. 001-15925)).
3.1		Certificate of Incorporation of the Registrant†
3.2		By laws of the Registrant†
3	.3.	Certificate of Incorporation of Centre Hospital Corporation†
3	.4.	By-laws of Centre Hospital Corporation†
3	.5.	Certificate of Incorporation of Cullman Hospital Corporation†
3	.6.	By-laws of Cullman Hospital Corporation†
3	.7.	Certificate of Incorporation of Foley Hospital Corporation†
3	.8.	By-laws of Foley Hospital Corporation†
3	.9.	Certificate of Incorporation of Fort Payne Hospital Corporation†
3	.10.	By-laws of Fort Payne Hospital Corporation†
3	.11.	Certificate of Incorporation of Greenville Hospital Corporation†
3	.12.	By-laws of Greenville Hospital Corporation†
3	.13.	Certificate of Formation of Forrest City Arkansas Hospital Company, LLC†
3	.14.	Limited Liability Company Agreement of Forrest City Arkansas Hospital Company, LLC†
3	.15.	Certificate of Formation of Forrest City Clinic Company, LLC†
3	.16.	Limited Liability Company Agreement Forrest City Clinic Company, LLC†
3	.17.	Certificate of Incorporation of Forrest City Hospital Corporation†
3	.18.	By-laws of Forrest City Hospital Corporation†
3	.19.	Certificate of Incorporation of Phillips Hospital Corporation†
3	.20.	By-laws of Phillips Hospital Corporation†
3	.21.	Certificate of Incorporation of Payson Hospital Corporation†
3	.22.	By-laws of Payson Hospital Corporation†
3	.23.	Certificate of Limited Partnership of Chesterfield/Marlboro, L.P.†
3	.24.	Limited Partnership Agreement of Chesterfield/Marlboro, L.P.†
3	.25.	Certificate of Formation of CHHS Holdings, LLC†
3	.26.	Limited Liability Company Agreement of CHHS Holdings, LLC†
3	.27.	Certificate of Incorporation of CHS/Community Health Systems, Inc.†
3	.28.	By-laws of CHS/Community Health Systems, Inc.†
3	.29.	Certificate of Limited Partnership of Cleveland Regional Medical Center, L.P.†
3	.30.	Limited Partnership Agreement of Cleveland Regional Medical Center, L.P.†
3	.31.	Certificate of Incorporation of Community GP Corp.†
3	.32.	By-laws of Community GP Corp.†

Exhibit
No.		Description

3	.33.	Certificate of Incorporation of Community Health Investment Corporation†
3	.34.	By-laws of Community Health Investment Corporation†
3	.35.	Certificate of Incorporation of Community Health Systems, Inc.†
3	.36.	By-laws of Community Health Systems, Inc. (incorporated by reference to Exhibit 3.(II) to Community Health Systems, Inc.’s Current Report on Form 8-K filed September 14, 2007 (No. 001-15925)).
3	.37.	Certificate of Incorporation of Community LP Corp.†
3	.38.	By-laws of Community LP Corp.†
3	.39.	Certificate of Incorporation of Fallbrook Hospital Corporation†
3	.40.	By-laws of Fallbrook Hospital Corporation†
3	.41.	Certificate of Incorporation of Hallmark Healthcare Corporation†
3	.42.	By-laws of Hallmark Healthcare Corporation†
3	.43.	Certificate of Incorporation of Hospital of Barstow, Inc.†
3	.44.	By-laws of Hospital of Barstow, Inc.†
3	.45.	Certificate of Incorporation of Lancaster Hospital Corporation†
3	.46.	By-laws of Lancaster Hospital Corporation†
3	.47.	Certificate of Incorporation of National Healthcare of Cleveland, Inc.†
3	.48.	By-laws of National Healthcare of Cleveland, Inc.†
3	.49.	Certificate of Incorporation of National Healthcare of Cullman, Inc.†
3	.50.	By-laws of National Healthcare of Cullman, Inc.†
3	.51.	Certificate of Incorporation of National Healthcare of Decatur, Inc.†
3	.52.	By-laws of National Healthcare of Decatur, Inc.†
3	.53.	Certificate of Incorporation of National Healthcare of Hartselle, Inc.†
3	.54.	By-laws of National Healthcare of Hartselle, Inc.†
3	.55.	Certificate of Incorporation of National Healthcare of Leesville, Inc.†
3	.56.	By-laws of National Healthcare of Leesville, Inc.†
3	.57.	Certificate of Incorporation of National Healthcare of Mt. Vernon, Inc.†
3	.58.	By-laws of National Healthcare of Mt. Vernon, Inc.†
3	.59.	Certificate of Incorporation of National Healthcare of Newport, Inc.†
3	.60.	By-laws of National Healthcare of Newport, Inc.†
3	.61.	Certificate of Formation of NWI Hospital Holdings, LLC†
3	.62.	Limited Liability Company Agreement of NWI Hospital Holdings, LLC†
3	.63.	Certificate of Formation of Pennsylvania Hospital Company, LLC†
3	.64.	Limited Liability Company Agreement of Pennsylvania Hospital Company, LLC†
3	.65.	Certificate of Formation of Phoenixville Hospital Company, LLC†
3	.66.	Limited Liability Company Agreement of Phoenixville Hospital Company, LLC†
3	.67.	Certificate of Formation of Pottstown Hospital Company, LLC†
3	.68.	Limited Liability Company Agreement of Pottstown Hospital Company, LLC†
3	.69.	Certificate of Incorporation of Ruston Hospital Corporation†
3	.70.	By-laws of Ruston Hospital Corporation†
3	.71.	Certificate of Incorporation of Watsonville Hospital Corporation†
3	.72.	By-laws of Watsonville Hospital Corporation†
3	.73.	Certificate of Incorporation of Webb Hospital Corporation†
3	.74.	By-laws of Webb Hospital Corporation†
3	.75.	Certificate of Formation of Webb Hospital Holdings, LLC†
3	.76.	Limited Liability Company Agreement of Webb Hospital Holdings, LLC†
3	.77.	Certificate of Incorporation of Fannin Regional Hospital, Inc.†

Exhibit
No.		Description

3	.78.	By-laws of Fannin Regional Hospital, Inc.†
3	.79.	Certificate of Incorporation of Anna Hospital Corporation†
3	.80.	By-laws of Anna Hospital Corporation†
3	.81.	Certificate of Incorporation of Galesburg Hospital Corporation†
3	.82.	By-laws of Galesburg Hospital Corporation†
3	.83.	Certificate of Incorporation of Granite City Hospital Corporation†
3	.84.	By-laws of Granite City Hospital Corporation†
3	.85.	Certificate of Formation of Granite City Illinois Hospital Company, LLC†
3	.86.	Limited Liability Company Agreement of Granite City Illinois Hospital Company, LLC†
3	.87.	Certificate of Incorporation of Marion Hospital Corporation†
3	.88.	By-laws of Marion Hospital Corporation†
3	.89.	Certificate of Incorporation of Red Bud Hospital Corporation†
3	.90.	By-laws of Red Bud Hospital Corporation†
3	.91.	Certificate of Formation of Red Bud Illinois Hospital Company, LLC†
3	.92.	Limited Liability Company Agreement of Red Bud Illinois Hospital Company, LLC†
3	.93.	Certificate of Incorporation of Waukegan Hospital Corporation†
3	.94.	By-laws of Waukegan Hospital Corporation†
3	.95.	Certificate of Formation of Waukegan Illinois Hospital Company, LLC†
3	.96.	Limited Liability Company Agreement of Waukegan Illinois Hospital Company, LLC†
3	.97.	Certificate of Incorporation of Hospital of Fulton, Inc.†
3	.98.	By-laws of Hospital of Fulton, Inc.†
3	.99.	Certificate of Incorporation of Hospital of Louisa, Inc.†
3	.100.	By-laws of Hospital of Louisa, Inc.†
3	.101.	Certificate of Incorporation of Jackson Hospital Corporation†
3	.102.	By-laws of Jackson Hospital Corporation†
3	.103.	Certificate of Formation of Ruston Louisiana Hospital Company, LLC†
3	.104.	Limited Liability Company Agreement of Ruston Louisiana Hospital Company, LLC†
3	.105.	Certificate of Incorporation of Farmington Hospital Corporation†
3	.106.	By-laws of Farmington Hospital Corporation†
3	.107.	Certificate of Formation of Farmington Missouri Hospital Company, LLC†
3	.108.	Limited Liability Company Agreement of Farmington Missouri Hospital Company, LLC†
3	.109.	Certificate of Incorporation of Kirksville Hospital Corporation†
3	.110.	By-laws of Kirksville Hospital Corporation†
3	.111.	Certificate of Incorporation of Moberly Hospital, Inc.†
3	.112.	By-laws of Moberly Hospital, Inc.†
3	.113.	Certificate of Incorporation of Williamston Hospital Corporation†
3	.114.	By-laws of Williamston Hospital Corporation†
3	.115.	Certificate of Incorporation of Salem Hospital Corporation†
3	.116.	By-laws of Salem Hospital Corporation†
3	.117.	Certificate of Incorporation of Deming Hospital Corporation†
3	.118.	By-laws of Deming Hospital Corporation†
3	.119.	Certificate of Incorporation of Roswell Hospital Corporation†
3	.120.	By-laws of Roswell Hospital Corporation†
3	.121.	Certificate of Incorporation of San Miguel Hospital Corporation†
3	.122.	By-laws of San Miguel Hospital Corporation†
3	.123.	Certificate of Incorporation of CHS Holdings Corp.†
3	.124.	By-laws of CHS Holdings Corp.†

Exhibit
No.		Description

3	.125.	Certificate of Incorporation of Hallmark Holdings Corp.†
3	.126.	By-laws of Hallmark Holdings Corp.†
3	.127.	Certificate of Incorporation of Kay County Hospital Corporation†
3	.128.	By-laws of Kay County Hospital Corporation†
3	.129.	Certificate of Formation of Kay County Oklahoma Hospital Company, LLC†
3	.130.	Limited Liability Company Agreement of Kay County Oklahoma Hospital Company, LLC†
3	.131.	Certificate of Incorporation of CHS Berwick Hospital Corporation†
3	.132.	By-laws of CHS Berwick Hospital Corporation†
3	.133.	Certificate of Incorporation of Clinton Hospital Corporation†
3	.134.	By-laws of Clinton Hospital Corporation†
3	.135.	Certificate of Incorporation of Coatesville Hospital Corporation†
3	.136.	By-laws of Coatesville Hospital Corporation†
3	.137.	Certificate of Incorporation of Northampton Hospital Corporation†
3	.138.	By-laws of Northampton Hospital Corporation†
3	.139.	Certificate of Incorporation of Sunbury Hospital Corporation†
3	.140.	By-laws of Sunbury Hospital Corporation†
3	.141.	Certificate of Incorporation of West Grove Hospital Corporation†
3	.142.	By-laws of West Grove Hospital Corporation†
3	.143.	Certificate of Incorporation of Brownsville Hospital Corporation†
3	.144.	By-laws of Brownsville Hospital Corporation†
3	.145.	Certificate of Incorporation of Cleveland Hospital Corporation†
3	.146.	By-laws of Cleveland Hospital Corporation†
3	.147.	Certificate of Incorporation of Dyersburg Hospital Corporation†
3	.148.	By-laws of Dyersburg Hospital Corporation†
3	.149.	Certificate of Incorporation of Hospital of Morristown, Inc.†
3	.150.	By-laws of Hospital of Morristown, Inc.†
3	.151.	Certificate of Incorporation of Jackson Hospital Corporation†
3	.152.	By-laws of Jackson Hospital Corporation†
3	.153.	Certificate of Formation of Jackson, Tennessee Hospital Company, LLC†
3	.154.	Limited Liability Company Agreement of Jackson, Tennessee Hospital Company, LLC†
3	.155.	Certificate of Incorporation of Lakeway Hospital Corporation†
3	.156.	By-laws of Lakeway Hospital Corporation†
3	.157.	Certificate of Incorporation of Lexington Hospital Corporation†
3	.158.	By-laws of Lexington Hospital Corporation†
3	.159.	Certificate of Incorporation of Martin Hospital Corporation†
3	.160.	By-laws of Martin Hospital Corporation†
3	.161.	Certificate of Incorporation of McKenzie Hospital Corporation†
3	.162.	By-laws of McKenzie Hospital Corporation†
3	.163.	Certificate of Incorporation of McNairy Hospital Corporation†
3	.164.	By-laws of McNairy Hospital Corporation†
3	.165.	Certificate of Incorporation of Shelbyville Hospital Corporation†
3	.166.	By-laws of Shelbyville Hospital Corporation†
3	.167.	Certificate of Incorporation of Sparta Hospital Corporation†
3	.168.	By-laws of Sparta Hospital Corporation†
3	.169.	Certificate of Incorporation of Big Bend Hospital Corporation†
3	.170.	By-laws of Big Bend Hospital Corporation†
3	.171.	Certificate of Incorporation of Big Spring Hospital Corporation†

Exhibit
No.		Description

3	.172.	By-laws of Big Spring Hospital Corporation†
3	.173.	Certificate of Incorporation of Granbury Hospital Corporation†
3	.174.	By-laws of Granbury Hospital Corporation†
3	.175.	Certificate of Incorporation of Jourdanton Hospital Corporation†
3	.176.	By-laws of Jourdanton Hospital Corporation†
3	.177.	Certificate of Incorporation of NHCI of Hillsboro, Inc.†
3	.178.	By-laws of NHCI of Hillsboro, Inc.†
3	.179.	Certificate of Incorporation of Weatherford Hospital Corporation†
3	.180.	By-laws of Weatherford Hospital Corporation†
3	.181.	Certificate of Formation of Weatherford Texas Hospital Company, LLC†
3	.182.	Limited Liability Company Agreement of Weatherford Texas Hospital Company, LLC†
3	.183.	Certificate of Incorporation of Tooele Hospital Corporation†
3	.184.	By-laws of Tooele Hospital Corporation†
3	.185.	Certificate of Incorporation of Emporia Hospital Corporation†
3	.186.	By-laws of Emporia Hospital Corporation†
3	.187.	Certificate of Incorporation of Franklin Hospital Corporation†
3	.188.	By-laws of Franklin Hospital Corporation†
3	.189.	Certificate of Formation of Petersburg Hospital Company, LLC†
3	.190.	Limited Liability Company Agreement of Petersburg Hospital Company, LLC†
3	.191.	Certificate of Incorporation of Russell County Medical Center, Inc.†
3	.192.	By-laws of Russell County Medical Center, Inc.†
3	.193.	Certificate of Formation of Virginia Hospital Company, LLC†
3	.194.	Limited Liability Company Agreement of Virginia Hospital Company, LLC†
3	.195.	Certificate of Incorporation of Oak Hill Hospital Corporation†
3	.196.	By-laws of Oak Hill Hospital Corporation†
3	.197.	Certificate of Incorporation of Evanston Hospital Corporation†
3	.198.	By-laws of Evanston Hospital Corporation†
3	.199.	Certificate of Incorporation of QHG of Enterprise, Inc.†
3	.200.	By-laws of QHG of Enterprise, Inc.†
3	.201.	Certificate of Incorporation of QHG of Jacksonville, Inc.†
3	.202.	By-laws of QHG of Jacksonville, Inc.†
3	.203.	Certificate of Incorporation of QHG of Springdale, Inc.†
3	.204.	By-laws of QHG of Springdale, Inc.†
3	.205.	Certificate of Incorporation of Triad-El Dorado, Inc.†
3	.206.	By-laws of Triad-El Dorado, Inc.†
3	.207.	Certificate of Formation of Abilene Hospital, LLC†
3	.208.	Limited Liability Company Agreement of Abilene Hospital, LLC†
3	.209.	Certificate of Formation of Abilene Merger, LLC†
3	.210.	Limited Liability Company Agreement of Abilene Merger, LLC†
3	.211.	Certificate of Formation of Arizona DH, LLC†
3	.212.	Limited Liability Company Agreement of Arizona DH, LLC†
3	.213.	Certificate of Limited Partnership of ARMC, L.P.†
3	.214.	Amended and Restated Limited Partnership Agreement of ARMC, L.P.†
3	.215.	Certificate of Formation of Birmingham Holdings, LLC†
3	.216.	Limited Liability Company Agreement of Birmingham Holdings, LLC†
3	.217.	Certificate of Formation of Bluffton Health System, LLC†
3	.218.	Limited Liability Company Agreement of Bluffton Health System, LLC†

Exhibit
No.		Description

3	.219.	Certificate of Limited Partnership of Brownwood Hospital, L.P.†
3	.220.	Limited Partnership Agreement of Brownwood Hospital, L.P.†
3	.221.	Certificate of Formation of Brownwood Medical Center, LLC†
3	.222.	Amended and Restated Limited Liability Company Agreement of Brownwood Medical Center, LLC†
3	.223.	Certificate of Formation of Carlsbad Medical Center, LLC†
3	.224.	Second Amended and Restated Limited Liability Company Agreement of Carlsbad Medical Center, LLC†
3	.225.	Certificate of Formation of Claremore Regional Hospital, LLC†
3	.226.	Amended and Restated Limited Liability Company Agreement of Claremore Regional Hospital, LLC†
3	.227.	Certificate of Formation of Clarksville Holdings, LLC†
3	.228.	Limited Liability Company Agreement of Clarksville Holdings, LLC†
3	.229.	Certificate of Limited Partnership of College Station Hospital, L.P.†
3	.230.	Amended and Restated Limited Partnership Agreement of College Station Hospital, L.P.†
3	.231.	Certificate of Formation of College Station Medical Center, LLC†
3	.232.	Limited Liability Company Agreement of College Station Medical Center, LLC†
3	.233.	Certificate of Formation of College Station Merger, LLC†
3	.234.	Limited Liability Company Agreement of College Station Merger, LLC†
3	.235.	Certificate of Formation of CP Hospital GP, LLC†
3	.236.	Limited Liability Company Agreement of CP Hospital GP, LLC†
3	.237.	Certificate of Formation of CPLP, LLC†
3	.238.	Limited Liability Company Agreement of CPLP, LLC†
3	.239.	Certificate of Formation of Crestwood Hospital LP, LLC†
3	.240.	Amended and Restated Limited Liability Company Agreement of Crestwood Hospital LP, LLC†
3	.241.	Certificate of Formation of Crestwood Hospital, LLC†
3	.242.	Second Amended and Restated Limited Liability Company Agreement of Crestwood Hospital, LLC†
3	.243.	Certificate of Formation of CSMC, LLC†
3	.244.	Amended and Restated Limited Liability Company Agreement of CSMC, LLC†
3	.245.	Certificate of Formation of CSRA Holdings, LLC†
3	.246.	Limited Liability Company Agreement of CSRA Holdings, LLC†
3	.247.	Certificate of Formation of Deaconess Holdings, LLC†
3	.248.	Amended and Restated Limited Liability Company Agreement of Deaconess Holdings, LLC†
3	.249.	Certificate of Formation of Deaconess Hospital Holdings, LLC†
3	.250.	Second Amended and Restated Limited Liability Company Agreement of Deaconess Hospital Holdings, LLC†
3	.251.	Certificate of Formation of Desert Hospital Holdings, LLC†
3	.252.	Limited Liability Company Agreement of Desert Hospital Holdings, LLC†
3	.253.	Certificate of Formation of Detar Hospital, LLC†
3	.254.	Limited Liability Company Agreement of Detar Hospital, LLC†
3	.255.	Certificate of Formation of Dukes Health System, LLC†
3	.256.	Amended and Restated Limited Liability Company Agreement of Dukes Health System, LLC†
3	.257.	Certificate of Formation of Gadsden Regional Medical Center, LLC†
3	.258.	Limited Liability Company Agreement of Gadsden Regional Medical Center, LLC†
3	.259.	Certificate of Formation of Greenbrier VMC, LLC†
3	.260.	Limited Liability Company Agreement of Greenbrier VMC, LLC†
3	.261.	Certificate of Formation of GRMC Holdings, LLC†

Exhibit
No.		Description

3	.262.	Limited Liability Company Agreement of GRMC Holdings, LLC†
3	.263.	Certificate of Formation of Hobbs Medco, LLC†
3	.264.	Limited Liability Company Agreement of Hobbs Medco, LLC†
3	.265.	Certificate of Formation of Las Cruces Medical Center, LLC†
3	.266.	Amended and Restated Limited Liability Company Agreement of Las Cruces Medical Center, LLC†
3	.267.	Certificate of Formation of Lea Regional Hospital, LLC†
3	.268.	Amended and Restated Limited Liability Company Agreement of Lea Regional Hospital, LLC†
3	.269.	Certificate of Formation of Longview Merger, LLC†
3	.270.	Limited Liability Company Agreement of Longview Merger, LLC†
3	.271.	Certificate of Formation of LRH, LLC†
3	.272.	Amended and Restated Limited Liability Company Agreement of LRH, LLC†
3	.273.	Certificate of Formation of Lutheran Health Network of Indiana, LLC†
3	.274.	Second Amended and Restated Limited Liability Company Agreement of Lutheran Health Network of Indiana, LLC†
3	.275.	Certificate of Formation of Massillon Health System, LLC†
3	.276.	Second Amended and Restated Operating Agreement of Massillon Health System, LLC†
3	.277.	Certificate of Formation of Medical Center of Brownwood, LLC†
3	.278.	Limited Liability Company Agreement of Medical Center of Brownwood, LLC†
3	.279.	Certificate of Formation of MMC of Nevada, LLC†
3	.280.	Limited Liability Company Agreement of MMC of Nevada, LLC†
3	.281.	Certificate of Limited Partnership of Navarro Hospital, L.P.†
3	.282.	Limited Partnership Agreement of Navarro Hospital, L.P.†
3	.283.	Certificate of Formation of Navarro Regional, LLC†
3	.284.	Amended and Restated Limited Liability Company Agreement of Navarro Regional, LLC†
3	.285.	Certificate of Formation of NRH, LLC†
3	.286.	Amended and Restated Limited Liability Company Agreement of NRH, LLC†
3	.287.	Certificate of Formation of Oregon Healthcorp, LLC†
3	.288.	Limited Liability Company Agreement of Oregon Healthcorp, LLC†
3	.289.	Certificate of Formation of Palmer-Wasilla Health System, LLC†
3	.290.	Amended and Restated Limited Liability Company Agreement of Palmer-Wasilla Health System, LLC†
3	.291.	Certificate of Formation of Quorum Health Resources, LLC†
3	.292.	Limited Liability Company Agreement of Quorum Health Resources, LLC†
3	.293.	Certificate of Formation of Regional Hospital of Longview, LLC†
3	.294.	Amended and Restated Limited Liability Company Agreement of Regional Hospital of Longview, LLC†
3	.295.	Certificate of Formation of Russellville Holdings, LLC†
3	.296.	Limited Liability Company Agreement of Russellville Holdings, LLC†
3	.297.	Certificate of Formation of SACMC, LLC†
3	.298.	Amended and Restated Limited Liability Company Agreement of SACMC, LLC†
3	.299.	Certificate of Formation of San Angelo Community Medical Center, LLC†
3	.300.	Limited Liability Company Agreement of San Angelo Community Medical Center, LLC†
3	.301.	Certificate of Limited Partnership of San Angelo Hospital, L.P.†
3	.302.	Limited Partnership Agreement of San Angelo Hospital, L.P.†
3	.303.	Certificate of Formation of San Angelo Medical, LLC†
3	.304.	Limited Liability Company Agreement of San Angelo Medical, LLC†
3	.305.	Certificate of Formation of Southern Texas Medical Center, LLC†
3	.306.	Limited Liability Company Agreement of Southern Texas Medical Center, LLC†
3	.307.	Certificate of Formation of St. Joseph Health System, LLC†

Exhibit
No.		Description

3	.308.	Limited Liability Company Agreement of St. Joseph Health System, LLC†
3	.309.	Certificate of Incorporation of Tennyson Holdings, Inc.†
3	.310.	By-laws of Tennyson Holdings, Inc.†
3	.311.	Certificate of Formation of Triad Holdings III, LLC†
3	.312.	By-laws of Triad Holdings III, LLC†
3	.313.	Certificate of Formation of Triad Holdings IV, LLC†
3	.314.	Second Amended and Restated Limited Liability Company Agreement of Triad Holdings IV, LLC†
3	.315.	Certificate of Formation of Triad Holdings V, LLC†
3	.316.	Limited Liability Company Agreement of Triad Holdings V, LLC†
3	.317.	Certificate of Incorporation of Triad Healthcare Corporation†
3	.318.	By-laws of Triad Healthcare Corporation†
3	.319.	Certificate of Formation of Triad of Alabama, LLC†
3	.320.	Amended and Restated Limited Liability Company Agreement of Triad of Alabama, LLC†
3	.321.	Certificate of Formation of Triad of Oregon, LLC†
3	.322.	Amended and Restated Limited Liability Company Agreement of Triad of Oregon, LLC†
3	.323.	Certificate of Formation of Triad-ARMC, LLC†
3	.324.	Limited Liability Company Agreement of Triad-ARMC, LLC†
3	.325.	Certificate of Formation of Triad-Denton Hospital GP, LLC†
3	.326.	Amended and Restated Limited Liability Company Agreement of Triad-Denton Hospital GP, LLC†
3	.327.	Certificate of Limited Partnership of Triad-Denton Hospital, L.P.†
3	.328.	Limited Partnership Agreement of Triad-Denton Hospital, L.P.†
3	.329.	Certificate of Formation of Triad-Navarro Regional Hospital Subsidiary, LLC†
3	.330.	Limited Liability Company Agreement of Triad-Navarro Regional Hospital Subsidiary, LLC†
3	.331.	Certificate of Formation of VHC Medical, LLC†
3	.332.	Limited Liability Company Agreement of VHC Medical, LLC†
3	.333.	Certificate of Formation of Vicksburg Healthcare, LLC†
3	.334.	Second Amended and Restated Operating Agreement of Vicksburg Healthcare, LLC†
3	.335.	Certificate of Formation of Victoria Hospital, LLC†
3	.336.	Limited Liability Company Agreement of Victoria Hospital, LLC†
3	.337.	Certificate of Limited Partnership of Victoria of Texas, L.P.†
3	.338.	Limited Partnership Agreement of Victoria of Texas, L.P.†
3	.339.	Certificate of Formation of WHMC, LLC†
3	.340.	Limited Liability Company Agreement of WHMC, LLC†
3	.341.	Certificate of Formation of Willamette Valley Medical Center, LLC†
3	.342.	Amended and Restated Limited Liability Company Agreement of Willamette Valley Medical Center, LLC†
3	.343.	Certificate of Formation of Women & Children’s Hospital, LLC†
3	.344.	Amended and Restated Limited Liability Company Agreement of Women & Children’s Hospital, LLC†
3	.345.	Certificate of Formation of Woodland Heights Medical Center, LLC†
3	.346.	Amended and Restated Limited Liability Company Agreement of Woodland Heights Medical Center, LLC†
3	.347.	Certificate of Formation of Woodward Health System, LLC†
3	.348.	Limited Liability Company Agreement of Woodward Health System, LLC†
3	.349.	Certificate of Incorporation of QHG Georgia Holdings, Inc.†
3	.350.	By-laws of QHG Georgia Holdings, Inc.†
3	.351.	Certificate of Limited Partnership of QHG Georgia, L.P.†
3	.352.	Limited Partnership Agreement of QHG Georgia, L.P.†

Exhibit
No.		Description

3	.353.	Certificate of Incorporation of Frankfort Health Partner, Inc.†
3	.354.	By-laws of Frankfort Health Partner, Inc.†
3	.355.	Certificate of Limited Partnership of IOM Health System, L.P.†
3	.356.	Limited Partnership Agreement of IOM Health System, L.P.†
3	.357.	Certificate of Incorporation of QHG of Bluffton, Inc.†
3	.358.	By-laws of QHG of Bluffton, Inc.†
3	.359.	Certificate of Incorporation of QHG of Clinton County, Inc.†
3	.360.	By-laws of QHG of Clinton County, Inc.†
3	.361.	Certificate of Incorporation of QHG of Fort Wayne, Inc.†
3	.362.	By-laws of QHG of Fort Wayne, Inc.†
3	.363.	Certificate of Incorporation of QHG of Warsaw, Inc.†
3	.364.	By-laws of QHG of Warsaw, Inc.†
3	.365.	Certificate of Incorporation of QHG of Forrest County, Inc.†
3	.366.	By-laws of QHG of Forrest County, Inc.†
3	.367.	Certificate of Incorporation of QHG of Hattiesburg, Inc.†
3	.368.	By-laws of QHG of Hattiesburg, Inc.†
3	.369.	Certificate of Incorporation of River Region Medical Corporation†
3	.370.	Amended and Restated By-laws of River Region Medical Corporation†
3	.371.	Certificate of Incorporation of NC-DSH, Inc.†
3	.372.	By-laws of NC-DSH, Inc.†
3	.373.	Certificate of Incorporation of QHG of Barberton, Inc.†
3	.374.	By-laws of QHG of Barberton, Inc.†
3	.375.	Certificate of Incorporation of QHG of Massillon, Inc.†
3	.376.	By-laws of QHG of Massillon, Inc.†
3	.377.	Certificate of Formation of SouthCrest, L.L.C.†
3	.378.	Second Amended and Restated Operating Agreement of SouthCrest, L.L.C.†
3	.379.	Certificate of Incorporation of Triad-South Tulsa Hospital Company, Inc.†
3	.380.	By-laws of Triad-South Tulsa Hospital Company, Inc.†
3	.381.	Certificate of Incorporation of QHG of South Carolina, Inc.†
3	.382.	By-laws of QHG of South Carolina, Inc.†
3	.383.	Certificate of Incorporation of QHG of Spartanburg, Inc.†
3	.384.	By-laws of QHG of Spartanburg, Inc.†
4.1		Senior Notes Indenture, dated as of July 25, 2007, by and among CHS/Community Health Systems, Inc., the Guarantors party thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.3 to Community Health System Inc.’s Current Report on Form 8-K filed July 30, 2007 (No. 001-15925))
4.2		Registration Rights Agreement, dated as of July 25, 2007, by and among CHS/Community Health Systems, Inc., the Guarantors party thereto and the Initial Purchasers (incorporated by reference to Exhibit 4.1 to Community Health System Inc.’s Current Report on Form 8-K filed July 30, 2007 (No. 001-15925))
4.3		Form of 8 7/8% Senior Note due 2015 (included in Exhibit 4.1)
4.4		Joinder to the Registration Rights Agreement dated as of July 25, 2007 (incorporated by reference to Exhibit 4.2 to Community Health Systems, Inc.’s Current Report on Form 8-K filed July 30, 2007 (No. 001-15925))
4.5		First Supplemental Indenture, dated as of July 25, 2007, by and among CHS/Community Health Systems, Inc., Community Health Systems, Inc., Triad Healthcare Corporation, the other guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.4 to Community Health Systems, Inc.’s Current Report on Form 8-K filed July 30, 2007 (No. 001-15925)).

Exhibit
No.	Description

4.6	First Supplemental Indenture relating to Community Health Systems, Inc.’s 6 1/2% Senior Subordinated Notes due 2012, dated as of July 24, 2007 by and among Community Health Systems, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.5 to Community Health Systems, Inc.’s Current Report on Form 8-K filed July 30, 2007 (No. 001-15925)).
4.7	Second Supplemental Indenture relating to Triad’s 7% Senior Notes due 2012, dated as of July 24, 2007, by and among Triad Hospitals Inc. and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.6 to Community Health Systems, Inc.’s Current Report on Form 8-K filed July 30, 2007 (No. 001-15925)).
4.8	First Supplemental Indenture relating to the Triad’s 7% Senior Subordinated Notes due 2013, dated as of July 24, 2007, by and among Triad Hospitals Inc. and The Bank of New York Trust Company, N.A (incorporated by reference to Exhibit 4.7 to Community Health Systems, Inc.’s Current Report on Form 8-K filed July 30, 2007 (No. 001-15925)).
5.1	Opinion of Kirkland & Ellis LLP†
10.1	Amended and Restated Credit Agreement dated as of August 19, 2004, among, CHS/Community Health Systems, Inc., Community Health Systems, Inc., JPMorgan Chase Bank, as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent and JP Morgan Securities Inc. and Banc of America Securities LLC as Joint Lead Arrangers and Joint Bookrunners and the other lender party thereto (incorporated by reference to Exhibit 10.1 to Community Health System Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002)
10.2	First Amendment and Waiver, dated as of December 16, 2004 representing an amendment to the Amended and Restated Wachovia Credit Agreement dated as of August 19, 2004, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., JPMorgan Chase Bank, as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent Bank of America, N.A., as Documentation Agent and JP Morgan Securities Inc. and Banc of America Securities LLC as Joint Lead Arrangers and Joint Bookrunners and the other lenders party thereto (incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004)
10.3	Second Amendment dated as of July 8, 2005, to the Amended and Restated Credit Agreement dated as of August 19, 2004, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the several lenders thereto, JP Morgan Chase Bank, as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, and Bank of America, N.A., as Documentation Agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 13, 2005 (No. 001-15925))
10.4	Third Amendment, dated December 13, 2006, among CHS/CHS Community Health Systems, Inc., Community Health Systems, Inc., the several banks and other financial institutions lenders parties thereto, JP Morgan Chase Bank, as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, and Bank of America, National Association, as Documentation Agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed December 13, 2006 (No. 001-15925))
10.5	First Incremental Facility Amendment, dated as of December 13, 2006, among CHS/CHS Community Health Systems, Inc., Community Health Systems, Inc., the several banks and other financial institutions lenders parties thereto, JP Morgan Chase Bank, as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, and Bank of America, National Association, as Documentation Agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 13, 2006 (No. 001-15925))
10.6	Form of outside director Stock Option Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-31790))
10.7	Form of Amendment No. 1 to the Director Stock Option Agreement (incorporated by reference to the Company’s Registration Statement on Form S-8 (No. 333-10034977))
10.8	Community Health Systems, Inc. Amended and Restated 2000 Stock Option and Award Plan, as amended and restated on February 23, 2005 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 28, 2005 (No. 001-15925))

Exhibit
No.	Description

10.9	Form of Amendment No. 1 to the Community Health Systems, Inc. Amended and Restated 2000 Stock Option and Award Plan (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated December 20, 2005)
10.10	Form of Restricted Stock Award Agreement (Directors) (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K dated December 20, 2005)
10.11	Community Health Systems Deferred Compensation Plan Trust, Amended and Restated Effective February 26, 1999 (incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002)
10.12	Community Health Systems Deferred Compensation Plan, as amended effective October 1, 1993; January 1, 1994; January 1, 1998; April 1, 1999; July 1, 2000; and June 1, 2001 (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002)
10.13	Community Health Systems, Inc. Director’s Fees Deferral Plan (incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004)
10.14	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed February 28, 2005 (No. 001-15925))
10.15	Form of Indemnification Agreement between the Registrant and its directors and executive officers (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed February 28, 2005 (No. 001-15925))
10.16	Community Health Systems, Inc. Supplemental Executive Retirement Plan (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002)
10.17	Amendment No. 2 to the Community Health Systems, Inc. Supplemental Executive Retirement Plan dated December 10, 2002 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed June 1, 2005 (No. 001-15925))
10.18	Supplemental Executive Retirement Plan Trust, dated June 1, 2005, by and between CHS/Community Health Systems, Inc., as grantor, and Wachovia Bank, N.A., as trustee (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed June 1, 2005 (No. 001-15925))
10.19	Participation Agreement entered into as of January 1, 2005, by and between Community Health Systems Professional Services Corporation and HealthTrust Purchasing Group, L.P. (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004)
10.20	Form of Performance Based Restricted Stock Award Agreement between Registrant and its executive officers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 3, 2006 (No. 001-15925))
10.21	Credit Agreement, dated as of July 25, 2007, by and among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the lender parties thereto and Credit Suisse, as Administrative Agent and Collateral Agent, Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC as Joint Bookrunner and Co-Lead Arrangers, Wachovia Bank, N.A. as Syndication Agent, JPMorgan Chase Bank and Merrill Lynch Capital Corporation as Co-Documentation Agents (incorporated by reference to Exhibit 10.1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed July 30, 2007 (No. 001-15925)).
10.22	Guarantee and Collateral Agreement, dated as of July 25, 2007, by and among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the Subsidiaries from time to time party hereto and Credit Suisse, as collateral agent (incorporated by reference to Exhibit 10.2 to Community Health Systems, Inc.’s Current Report on Form 8-K filed July 30, 2007 (No. 001-15925)).
10.23	Joinder, dated as of July 25, 2007 to the Purchase Agreement dated as of June 27, 2007 (incorporated by reference to Exhibit 10.3 to Community Health Systems, Inc.’s Current Report on Form 8-K filed July 30, 2007 (No. 001-15925)).

Exhibit
No.	Description

10.24	Form of Performance Based Restricted Stock Award Agreement, Part A (incorporated by reference to Exhibit 10.4 to Community Health Systems, Inc.’s Current Report on Form 8-K filed July 30, 2007 (No. 001-15925)).
10.25	Form of Performance Based Restricted Stock Award Agreement, Part B (incorporated by reference to Exhibit 10.5 to Community Health Systems, Inc.’s Current Report on Form 8-K filed July 30, 2007 (No. 001-15925)).
10.26	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.6 to Community Health Systems, Inc.’s Current Report on Form 8-K filed July 30, 2007 (No. 001-15925)).
12.1	Statement re Computation of Ratio of Earnings to Fixed Charges†
21	List of subsidiaries†
23.1	Consent of Deloitte & Touche LLP+
23.2	Consent of Ernst & Young LLP+
24.1	Power of Attorney+
25.1	Statement of Eligibility of Trustee†
99.1	Form of Letter of Transmittal†

*	Management Contract or Compensation Plan or Arrangement

†	Filed herewith.

+	Previously filed with our Registration Statement on Form S-4, dated September 25, 2007 (file no. 333-146278)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CHS/Community Health Systems, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on October 4, 2007.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ Rachel A. Seifert
Rachel A. Seifert, as attorney in fact for
Wayne T. Smith
Chairman of the Board,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons on behalf of CHS/Community Health Systems, Inc. and in the capacities and on the dates indicated:

Signature	Title	Date

* Wayne T. Smith	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	October 4, 2007

* W. Larry Cash	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 4, 2007

* T. Mark Buford	Vice President and Corporate Controller (Principal Accounting Officer)	October 4, 2007

/s/ Rachel A. Seifert Rachel A. Seifert	Director	October 4, 2007

*By: /s/ Rachel A. Seifert Rachel A. Seifert, as attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on October 4, 2007.

COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ Rachel A. Seifert
Rachel A. Seifert, as attorney in fact for
Wayne T. Smith
Chairman of the Board,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons on behalf of Community Health Systems, Inc. and in the capacities and on the dates indicated:

Signature	Title	Date

* Wayne T. Smith	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	October 4, 2007

* W. Larry Cash	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 4, 2007

* T. Mark Buford	Vice President and Corporate Controller (Principal Accounting Officer)	October 4, 2007

* Harvey Klein, M.D.	Director	October 4, 2007

* H. Mitchell Watson, Jr.	Director	October 4, 2007

* Dale F. Frey	Director	October 4, 2007

* John A. Fry	Director	October 4, 2007

* John A. Clerico	Director	October 4, 2007

* Julia B. North	Director	October 4, 2007

*By: /s/ Rachel A. Seifert Rachel A. Seifert, as attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants listed below have duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on October 4, 2007.

CHS HOLDINGS CORP.
HALLMARK HOLDINGS CORP.

By:	/s/ Rachel A. Seifert
Rachel A. Seifert, as attorney in fact for
Wayne T. Smith
Chairman of the Board,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons on behalf of the Registrants and in the capacities and on the dates indicated:

Signature	Title	Date

* Kathleen Fritz	President and Director (Principal Executive Officer)	October 4, 2007

* Cathleen Danielsson	Vice President, Secretary, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	October 4, 2007

*By: /s/ Rachel A. Seifert Rachel A. Seifert, as attorney in fact

Schedule A-1
Registrants
Centre Hospital Corporation
Cullman Hospital Corporation
Foley Hospital Corporation
Fort Payne Hospital Corporation
Greenville Hospital Corporation
Forrest City Arkansas Hospital Company, LLC
Forrest City Hospital Corporation
Phillips Hospital Corporation
Payson Hospital Corporation
CHHS Holdings, LLC
Community GP Corp.
Community Health Investment Corporation
Community LP Corp.
Fallbrook Hospital Corporation
Hallmark Healthcare Corporation
Hospital of Barstow, Inc.
Lancaster Hospital Corporation
National Healthcare of Cleveland, Inc.
National Healthcare of Cullman, Inc.
National Healthcare of Decatur, Inc.
National Healthcare of Hartselle, Inc.
National Healthcare of Leesville, Inc.
National Healthcare of Mt. Vernon, Inc.
National Healthcare of Newport, Inc.
Pennsylvania Hospital Company, LLC
Phoenixville Hospital Company, LLC
Pottstown Hospital Company, LLC
Ruston Hospital Corporation
Watsonville Hospital Corporation
Webb Hospital Corporation\
Webb Hospital Holdings, LLC
Fannin Regional Hospital, Inc.
Anna Hospital Corporation
Galesburg Hospital Corporation
Granite City Hospital Corporation
Granite City Illinois Hospital Company, LLC
Marion Hospital Corporation
Red Bud Hospital Corporation
Red Bud Illinois Hospital Company, LLC
Waukegan Hospital Corporation
Waukegan Illinois Hospital Company, LLC
Hospital of Fulton, Inc.
Hospital of Louisa, Inc.
Jackson Hospital Corporation
Emporia Hospital Corporation
Ruston Louisiana Hospital Company, LLC
Farmington Hospital Corporation
Farmington Missouri Hospital Company, LLC
Kirksville Hospital Corporation
Moberly Hospital, Inc.
Williamston Hospital Corporation

Salem Hospital Corporation
Deming Hospital Corporation
Roswell Hospital Corporation
San Miguel Hospital Corporation
Kay County Hospital Corporation
Kay County Oklahoma Hospital Company, LLC
CHS Berwick Hospital Corporation
Clinton Hospital Corporation
Coatesville Hospital Corporation
Northampton Hospital Corporation
Sunbury Hospital Corporation
West Grove Hospital Corporation
Brownsville Hospital Corporation
Cleveland Hospital Corporation
Dyersburg Hospital Corporation
Hospital of Morristown, Inc.
Jackson Hospital Corporation
Jackson, Tennessee Hospital Company, LLC
Lakeway Hospital Corporation
Lexington Hospital Corporation
Martin Hospital Corporation
McKenzie Hospital Corporation
McNairy Hospital Corporation
Shelbyville Hospital Corporation
Sparta Hospital Corporation
Big Bend Hospital Corporation
Big Spring Hospital Corporation
Granbury Hospital Corporation
Jourdanton Hospital Corporation
NHCI of Hillsboro, Inc.
Weatherford Hospital Corporation
Weatherford Texas Hospital Company, LLC
Tooele Hospital Corporation
Franklin Hospital Corporation
Petersburg Hospital Company, LLC
Russell County Medical Center, Inc.
Virginia Hospital Company, LLC
Oak Hill Hospital Corporation
Evanston Hospital Corporation
Forrest City Clinic Company, LLC
QHG of Enterprise, Inc.
QHG of Jacksonville, Inc.
QHG of Springdale, Inc.
Triad — El Dorado, Inc.
Abilene Hospital, LLC
Abilene Merger, LLC
Arizona DH, LLC
Birmingham Holdings, LLC
Bluffton Health System, LLC
Brownwood Medical Center, LLC
Carlsbad Medical Center, LLC
Claremore Regional Hospital, LLC
Clarksville Holdings, LLC

College Station Medical Center, LLC
College Station Merger, LLC
CP Hospital GP, LLC
CPLP, LLC
Crestwood Hospital LP, LLC
Crestwood Hospital, LLC
CSMC, LLC
CSRA Holdings, LLC
Deaconess Holdings, LLC
Deaconess Hospital Holdings, LLC
Desert Hospital Holdings, LLC
Detar Hospital, LLC
Dukes Health System, LLC
Gadsden Regional Medical Center, LLC
Greenbrier VMC, LLC
GRMC Holdings, LLC
Hobbs Medco, LLC
Las Cruces Medical Center, LLC
Lea Regional Hospital, LLC
Longview Merger, LLC
LRH, LLC
Lutheran Health Network of Indiana, LLC
Massillon Health System, LLC
Medical Center of Brownwood, LLC
MMC of Nevada, LLC
Navarro Regional, LLC
NRH, LLC
Oregon Healthcorp, LLC
Palmer-Wasilla Health System, LLC
Regional Hospital of Longview, LLC
Russellville Holdings, LLC
SACMC, LLC
San Angelo Community Medical Center, LLC
San Angelo Medical, LLC
Southern Texas Medical Center, LLC
St. Joseph Health System, LLC
Tennyson Holdings, Inc.
Triad Holdings III, LLC
Triad Holdings IV, LLC
Triad Holdings V, LLC
Triad Healthcare Corporation
  (f/k/a Triad Hospitals, Inc.)
Triad of Alabama, LLC
Triad of Oregon, LLC
Triad-ARMC, LLC
Triad-Denton Hospital GP, LLC
Triad-Navarro Regional Hospital Subsidiary, LLC
VHC Medical, LLC
Vicksburg Healthcare, LLC
Victoria Hospital, LLC
WHMC, LLC
Willamette Valley Medical Center, LLC
Women & Children’s Hospital, LLC

Woodland Heights Medical Center, LLC
Woodward Health System, LLC
QHG Georgia Holdings, Inc.
Frankfort Health Partner, Inc.
QHG of Bluffton, Inc.
QHG of Clinton County, Inc.
QHG of Fort Wayne, Inc.
QHG of Warsaw, Inc.
QHG of Forrest County, Inc.
QHG of Hattiesburg, Inc.
River Region Medical Corporation
NC-DSH, Inc.
QHG of Barberton, Inc.
QHG of Massillon, Inc.
SouthCrest, L.L.C.
Triad-South Tulsa Hospital Company, Inc.
QHG of South Carolina, Inc.
QHG of Spartanburg, Inc.
Quorum Health Resources, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants listed below have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on October 4, 2007.

Chesterfield/Marlboro, L.P.

By: Community GP Corp.
Its General Partner

Cleveland Regional Medical Center, L.P.

By: Community GP Corp.
Its: General Partner

ARMC, L.P.

By: Triad-ARMC, LLC
Its: General Partner

Brownwood Hospital, L.P.

By: Brownwood Medical Center, LLC
Its: General Partner

College Station Hospital, L.P.

By: College Station Medical Center, LLC
Its: General Partner

Navarro Hospital, L.P.

By: Navarro Regional, LLC
Its: General Partner

San Angelo Hospital, L.P.

By: San Angelo Community Medical Center, LLC
Its: General Partner

Triad-Denton Hospital, L.P.

By: Triad-Denton Hospital GP, LLC
Its: General Partner

Victoria of Texas, L.P.

By: Detar Hospital, LLC
Its: General Partner

QHG Georgia, LP

By: QHG Georgia Holdings, Inc.
Its: General Partner

IOM Health System, L.P.

By: Lutheran Health Network of Indiana, LLC
Its: General Partner

By:	/s/ Rachel A. Seifert
Rachel A. Seifert, as attorney in fact for
Martin G. Schweinhart
President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below have duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on October 4, 2007.

Each of the Registrants Named on
Schedule A-1 Hereto

By:	/s/ Rachel A. Seifert
Rachel A. Seifert, as attorney in fact for
Martin G. Schweinhart
President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Martin G. Schweinhart	President and Director (Principal Executive Officer)	October 4, 2007

* W. Larry Cash	Executive Vice President and Director (Principal Financial Officer)	October 4, 2007

* T. Mark Buford	Vice President (Principal Accounting Officer)	October 4, 2007

/s/ Rachel A. Seifert Rachel A. Seifert	Director	October 4, 2007

*By: /s/ Rachel A. Seifert Rachel A. Seifert, as attorney in fact